Exhibit 99.1

Intapp Announces Second Quarter Fiscal Year 2025 Financial Results

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Second quarter SaaS revenue of $80.0 million, up 27% year-over-year
•
Cloud annual recurring revenue (ARR) of $331.1 million, up 29% year-over-year
•
Trailing twelve months’ cloud net revenue retention rate as of December 31, 2024 was 119%

PALO ALTO, Calif., February 4, 2025 – Intapp, Inc. (NASDAQ: INTA), a leading global provider of AI-powered solutions for professionals at advisory, capital markets, and legal firms, announced financial results for its fiscal second quarter ended December 31, 2024. Intapp also provided its outlook for the third quarter and the full fiscal year 2025.

“I’m pleased to share that once again we’ve achieved strong quarterly results which are supported by the addition of new clients and expanded client relationships,” said John Hall, CEO of Intapp. “Our second quarter results are indicative of our ability to continually drive AI, cloud adoption, and modernization across the industries we serve.”

Second Quarter of Fiscal Year 2025 Financial Highlights

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SaaS revenue was $80.0 million, a 27% year-over-year increase compared to the second quarter of fiscal year 2024.
•
Total revenue was $121.2 million, a 17% year-over-year increase compared to the second quarter of fiscal year 2024.
•
Cloud ARR was $331.1 million as of December 31, 2024, a 29% year-over-year increase compared to Cloud ARR as of December 31, 2023. Cloud ARR represented 76% of total ARR as of December 31, 2024, compared to 70% as of December 31, 2023.
•
Total ARR was $437.1 million as of December 31, 2024, a 20% year-over-year increase compared to total ARR as of December 31, 2023.
•
GAAP operating loss was $(10.2) million, compared to a GAAP operating loss of $(11.1) million in the second quarter of fiscal year 2024.
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Non-GAAP operating income was $18.9 million, compared to a non-GAAP operating income of $7.6 million in the second quarter of fiscal year 2024.
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GAAP net loss was $(10.2) million, compared to a GAAP net loss of $(9.2) million in the second quarter of fiscal year 2024.
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Non-GAAP net income was $17.4 million, compared to a non-GAAP net income of $8.8 million in the second quarter of fiscal year 2024.
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GAAP net loss per share was $(0.13), compared to a GAAP net loss per share of $(0.13) in the second quarter of fiscal year 2024.
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Non-GAAP diluted net income per share was $0.21, compared to a non-GAAP diluted net income per share of $0.11 in the second quarter of fiscal year 2024.

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Cash and cash equivalents were $285.6 million as of December 31, 2024, compared to $208.4 million as of June 30, 2024.
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For the six months ended December 31, 2024, net cash provided by operating activities was $49.7 million, compared to net cash provided by operating activities of $23.6 million for the six months ended December 31, 2023.

Business Highlights

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As of December 31, 2024, we served more than 2,650 clients, 728 of which each had contracts greater than $100,000 of ARR.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ cloud net revenue retention rate as of December 31, 2024 was 119%.
•
We continued to add new clients and expand existing accounts including accounting firm Milsted Langdon and consulting firm Alvarez & Marsal.
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We were named to Forbes’ America’s Most Successful Mid-Cap Companies listing for 2024.
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Intapp DealCloud won bronze in the Enterprise Product of the Year – Software category at the 2024 Best in Biz Awards.

Third Quarter and Full Fiscal Year 2025 Outlook

Fiscal 2025 Outlook
	Third Quarter	Fiscal Year
(in millions, except per share data)
SaaS revenue	$84.0 - $85.0	$328.8 - $332.8
Total revenue	$128.3 - $129.3	$498.5 - $502.5
Non-GAAP operating income	$18.5 - $19.5	$70.2 - $74.2
Non-GAAP diluted net income per share	$0.21 - $0.23	$0.83 - $0.87

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

The guidance regarding non-GAAP operating income excludes known pre-tax charges related to estimated stock-based compensation of $23.4 million for the third quarter of fiscal year 2025 and $90.6 million for fiscal year 2025 and amortization of intangible assets of $2.7 million for the third quarter of fiscal year 2025 and $11.2 million for fiscal year 2025. The guidance regarding non-GAAP diluted net income per share excludes known pre-tax charges related to estimated stock-based compensation of $0.28 per share for the third quarter of fiscal year 2025 and $1.08 per share for fiscal year 2025 and amortization of intangible assets of $0.03 per share for the third quarter of fiscal year 2025 and $0.13 per share for fiscal year 2025. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures, other than stock-based compensation and amortization of intangible assets, because certain of these reconciling items, including change in fair value of contingent consideration, transaction costs, restructuring and other costs and income tax effect of non-GAAP adjustments, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Tuesday, February 4, 2025, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp software helps professionals unlock their teams’ knowledge, relationships, and operational insights to increase value for their firms. Using the power of Applied AI, we make firm and market intelligence easy to find, understand, and use. With Intapp’s portfolio of vertical SaaS solutions, professionals can apply their collective expertise to make smarter decisions, manage risk, and increase competitive advantage. The world’s top firms — across accounting, consulting, investment banking, legal, private capital, and real assets — trust Intapp’s industry-specific platform and solutions to modernize and drive new growth.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full fiscal year 2025, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Presentation Changes Related to SaaS and License Revenue

Effective July 1, 2024, the Company adjusted the classification of support services related to subscription license to be included within “license” on the unaudited condensed consolidated statements of operations. Prior to July 1, 2024, support services related to subscription license were included in a line item entitled “SaaS and Support.” Accordingly, effective July 1, 2024, SaaS revenues include subscription fees from clients accessing our SaaS solutions, premium support services related to SaaS, and updates, if any, to the subscribed service during the subscription term. There was no change to the Company's revenue recognition policy, except for the change in classification noted herein.

The presentation of cost of revenues has been conformed to reflect the changes related to the presentation of revenues. Such reclassifications related to the presentation of revenues and cost of revenues did not affect total revenues, operating income, or net income.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, change in fair value of contingent consideration, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Free cash flow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and Cloud net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise subscription license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365. Cloud net revenue retention rate is the portion of our net revenue retention rate, which represents the net revenue retention of our SaaS contracts. We calculate Cloud net revenue retention by starting with the Cloud ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period Cloud ARR. We then calculate the Cloud ARR from these same clients as of the current fiscal period, or current period Cloud ARR. We then divide the current period Cloud ARR by the prior period Cloud ARR to calculate the Cloud net revenue retention.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of intangible assets, change in fair value of contingent consideration, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

press@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Revenues
SaaS	$79,976	$63,117	$156,852	$122,030
License	28,017	28,135	56,509	56,186
Professional services	13,216	12,681	26,653	27,292
Total revenues	121,209	103,933	240,014	205,508
Cost of revenues
SaaS	16,292	12,810	31,610	25,521
License	1,630	1,606	3,382	3,308
Professional services	14,549	16,353	29,413	33,513
Total cost of revenues	32,471	30,769	64,405	62,342
Gross profit	88,738	73,164	175,609	143,166
Gross margin	73.2%	70.4%	73.2%	69.7%
Operating expenses:
Research and development	33,325	27,981	65,752	56,477
Sales and marketing	40,791	35,269	78,551	69,688
General and administrative	24,808	20,996	48,746	42,048
Total operating expenses	98,924	84,246	193,049	168,213
Operating loss	(10,186)	(11,082)	(17,440)	(25,047)
Interest and other income (expense), net	(202)	2,057	3,220	1,114
Net loss before income taxes	(10,388)	(9,025)	(14,220)	(23,933)
Income tax benefit (expense)	171	(188)	(517)	(601)
Net loss	$(10,217)	$(9,213)	$(14,737)	$(24,534)
Net loss per share, basic and diluted	$(0.13)	$(0.13)	$(0.19)	$(0.35)
Weighted-average shares used to compute net loss per share, basic and diluted	78,118	70,521	76,861	69,729

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$285,631	$208,370
Restricted cash	200	200
Accounts receivable, net	87,596	95,103
Unbilled receivables, net	13,786	13,300
Other receivables, net	4,412	2,743
Prepaid expenses	11,284	9,031
Deferred commissions, current	14,232	13,907
Total current assets	417,141	342,654
Property and equipment, net	20,172	18,944
Operating lease right-of-use assets	18,426	21,382
Goodwill	285,907	285,969
Intangible assets, net	34,351	40,293
Deferred commissions, noncurrent	18,335	18,495
Other assets	6,255	5,262
Total assets	$800,587	$732,999
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,631	$13,348
Accrued compensation	35,045	42,066
Accrued expenses	7,266	12,040
Deferred revenue, net	234,962	218,923
Other current liabilities	12,243	14,270
Total current liabilities	306,147	300,647
Deferred tax liabilities	1,255	1,336
Deferred revenue, noncurrent	3,033	3,563
Operating lease liabilities, noncurrent	17,409	19,605
Other liabilities	4,353	4,610
Total liabilities	332,197	329,761
Stockholders’ equity:
Common stock	79	75
Additional paid-in capital	971,631	891,681
Accumulated other comprehensive loss	(1,401)	(1,336)
Accumulated deficit	(501,919)	(487,182)
Total stockholders’ equity	468,390	403,238
Total liabilities and stockholders’ equity	$800,587	$732,999

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Cash Flows from Operating Activities:
Net loss	$(10,217)	$(9,213)	$(14,737)	$(24,534)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,372	3,975	8,839	7,984
Amortization of operating lease right-of-use assets	1,278	1,152	2,558	2,282
Accounts receivable allowances	273	803	823	1,228
Stock-based compensation	25,411	16,508	45,400	35,265
Change in fair value of contingent consideration	—	(784)	(1,004)	(2,215)
Deferred income taxes	(26)	(104)	(74)	(217)
Other	38	39	76	77
Changes in operating assets and liabilities:
Accounts receivable	(23,742)	(10,902)	6,465	12,570
Unbilled receivables, current	(1,009)	(1,888)	(486)	(5,774)
Prepaid expenses and other assets	(2,433)	(446)	(5,001)	(1,788)
Deferred commissions	(1,832)	(1,189)	(165)	(1,068)
Accounts payable and accrued liabilities	185	9,760	(7,875)	(1,517)
Deferred revenue, net	32,784	4,615	15,509	4,837
Operating lease liabilities	(1,344)	(768)	(2,675)	(2,339)
Other liabilities	1,501	477	2,032	(1,144)
Net cash provided by operating activities	25,239	12,035	49,685	23,647
Cash Flows from Investing Activities:
Purchases of property and equipment	(62)	(213)	(416)	(1,354)
Capitalized internal-use software costs	(1,915)	(1,592)	(3,449)	(3,453)
Business combinations, net of cash acquired	—	—	(897)	—
Net cash used in investing activities	(1,977)	(1,805)	(4,762)	(4,807)
Cash Flows from Financing Activities:
Payments for deferred offering costs	—	(148)	—	(781)
Proceeds from stock option exercises	9,666	15,612	32,584	17,936
Proceeds from employee stock purchase plan	1,970	1,725	1,970	1,725
Payments of deferred contingent consideration and holdback associated with acquisitions	(1,023)	(2,551)	(2,410)	(2,551)
Net cash provided by financing activities	10,613	14,638	32,144	16,329
Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,091)	(58)	194	203
Net increase in cash, cash equivalents and restricted cash	31,784	24,810	77,261	35,372
Cash, cash equivalents and restricted cash - beginning of period	254,047	141,747	208,570	131,185
Cash, cash equivalents and restricted cash - end of period	$285,831	$166,557	$285,831	$166,557

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
GAAP gross profit	$88,738	$73,164	$175,609	$143,166
Adjusted to exclude the following:
Stock-based compensation	2,702	2,018	4,934	3,892
Amortization of intangible assets	1,509	1,055	3,080	2,110
Restructuring and other costs	53	—	62	—
Non-GAAP gross profit	$93,002	$76,237	$183,685	$149,168
Non-GAAP gross margin	76.7%	73.4%	76.5%	72.6%

Non-GAAP Operating Expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
GAAP research and development	$33,325	$27,981	$65,752	$56,477
Stock-based compensation	(6,800)	(4,468)	(11,424)	(9,114)
Restructuring and other costs	(113)	—	(162)	—
Non-GAAP research and development	$26,412	$23,513	$54,166	$47,363

GAAP sales and marketing	$40,791	$35,269	$78,551	$69,688
Stock-based compensation	(7,232)	(4,888)	(12,970)	(10,227)
Amortization of intangible assets	(1,268)	(1,396)	(2,536)	(2,883)
Non-GAAP sales and marketing	$32,291	$28,985	$63,045	$56,578

GAAP general and administrative	$24,808	$20,996	$48,746	$42,048
Stock-based compensation	(8,677)	(5,134)	(16,072)	(12,032)
Amortization of intangible assets	(163)	(163)	(326)	(326)
Change in fair value of contingent consideration	—	784	1,004	2,215
Transaction costs (1)	(530)	(350)	(664)	(678)
Restructuring and other costs	(64)	—	(236)	—
Non-GAAP general and administrative	$15,374	$16,133	$32,452	$31,227

Non-GAAP Operating Income

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
GAAP operating loss	$(10,186)	$(11,082)	$(17,440)	$(25,047)
Adjusted to exclude the following:
Stock-based compensation	25,411	16,508	45,400	35,265
Amortization of intangible assets	2,940	2,614	5,942	5,319
Change in fair value of contingent consideration	—	(784)	(1,004)	(2,215)
Transaction costs (1)	530	350	664	678
Restructuring and other costs	230	—	460	—
Non-GAAP operating income	$18,925	$7,606	$34,022	$14,000

Non-GAAP Net Income

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
GAAP net loss	$(10,217)	$(9,213)	$(14,737)	$(24,534)
Adjusted to exclude the following:
Stock-based compensation	25,411	16,508	45,400	35,265
Amortization of intangible assets	2,940	2,614	5,942	5,319
Change in fair value of contingent consideration	—	(784)	(1,004)	(2,215)
Transaction costs (1)	530	350	664	678
Restructuring and other costs	230	—	460	—
Income tax effect of non-GAAP adjustments	(1,489)	(710)	(2,513)	(1,125)
Non-GAAP net income	$17,405	$8,765	$34,212	$13,388

GAAP net loss per share, basic and diluted	$(0.13)	$(0.13)	$(0.19)	$(0.35)
Non-GAAP net income per share, diluted	$0.21	$0.11	$0.41	$0.17

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	78,118	70,521	76,861	69,729
Weighted-average shares used to compute non-GAAP net income per share, diluted	83,910	80,285	82,724	79,926

Free Cash Flow

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$25,239	$12,035	$49,685	$23,647
Adjusted for the following cash outlay:
Purchases of property and equipment	(62)	(213)	(416)	(1,354)
Free cash flow (2)	$25,177	$11,822	$49,269	$22,293

(1) Consists of acquisition-related transaction costs, costs related to a legal settlement incurred in connection with an acquisition and costs related to certain non-capitalized offering-related expenses.

(2) Beginning with the second quarter ended December 31, 2023, we have excluded capitalized internal-use software costs and cash paid for interest from the calculation of our free cash flow, which we believe better aligns with industry standard. Our free cash flow for prior period presented were recast to conform to the updated methodology and are reflected herein for comparison purposes.